Exhibit 10.2

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SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is made as of March 30, 2010, by and between ARE-MA REGION NO. 35, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101 (“Landlord”), and MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation, having an address at 160 Second Street, Cambridge, MA 02142 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of April 25, 2008 as amended by a First Amendment to Lease and Acknowledgment of Commencement Date dated June 3, 2008 (as so amended, the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 101 Rogers Street, Cambridge, MA 02142, and more particularly described in the Lease.

B. Tenant desires to reduce the Premises demised under the Lease by removing therefrom the 7,800 rentable square feet located on the second floor of the Building (the “Reduction Space”), and Landlord is willing to reduce the area of the Premises on the terms herein set forth.

C. Tenant desires to extend the term of the Lease for a period of 18 months, and Landlord is willing to extend the term of the Lease on the terms herein set forth.

D. Landlord and Tenant desire to amend the Lease to, among other things, remove the Reduction Space from the Premises demised under the Lease and to extend the term of the Lease.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. Premises. Effective as of April 1, 2010, the Premises demised under the Lease are hereby reduced to exclude the Reduction Space, consisting for all purposes of the Lease of 7,800 rentable square feet, such that the Premises shall thereafter be as described on Exhibit A, attached hereto and incorporated herein by this reference. From and after April 1, 2010 to and until December 31, 2010, the Base Rent payable under the Lease shall be $34,465.79 per month. From and after January I, 2011 to and until September 30, 2011, the Base Rent payable under the Lease shall be $35,461.63 per month. From and after April 1, 2010, Tenant’s Pro Rata Share shall be adjusted to be 20.52%.

2. Term. The Term of the Lease, as defined in the Lease, shall be extended by 18 months to expire, unless terminated earlier pursuant to the Lease or this Second Amendment on September 30, 2011. As Landlord and Tenant intend that there shall be no further right to extend the Term, Section 2(d) of the Lease is hereby deleted.

3. Early Termination Right. Notwithstanding the foregoing, upon at least 90 days’ written notice to the other (a “Termination Notice”), either Landlord or Tenant may cause the Term

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of the Lease to expire on a date earlier than that set forth in Section 2, above. Upon valid delivery of a Termination Notice, the Lease shall be deemed modified such that the expiration of the Term shall be the date for such expiration set forth in the Termination Notice, unless earlier terminated pursuant to the terms hereof or of the Lease.

4. Termination and Surrender. Tenant represents and warrants that it has vacated or will vacate the Reduction Space on or before March 31, 2010 (the “Termination Date”) in complete compliance with Section 24 of the Lease as if, for the purposes of said Section 24, the Reduction Space were all of the Premises. Tenant voluntarily surrenders all rights of possession of the Reduction Space as of the Termination Date. After the Termination Date, Tenant shall have no rights of any kind with respect to the Reduction Space. Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to (i) the surrender or revocation of all licenses of Tenant relating to the Reduction Space; and (ii) all other matters related to restoring the Reduction Space to the condition required by the Lease.

5. No Further Obligations. Landlord and Tenant agree that Landlord and Tenant are excused as of the Termination Date from any further obligations with respect to the Reduction Space, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease, and as otherwise provided herein. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection with any Hazardous Materials (as defined in the Lease) or for violations of any governmental requirements or any requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Termination Date.

6. Conveyance and Removal of Personal Property. As of the Termination Date, Tenant shall leave in place in the Reduction Space all work stations present therein as of the date hereof (the “Work Stations”), the same to be in good order, condition and repair, and Tenant agrees that, as of the Termination Date it shall be deemed to have conveyed to Landlord good title to the Work Stations. Tenant represents and warrants that it has and (until conveyance to Landlord of the same) shall retain good, clear and indefeasible title to the Work Stations, not subject to any lien and that it shall, at the request of Landlord, execute all documents reasonably requested by Landlord with respect to the conveyance of the Work Stations and shall defend Landlord against any claim made by any party with respect thereto. Except as set forth above in this Section 6, Tenant agrees that the Reduction Space shall be surrendered free of the personal property of Tenant. Any personal property of Tenant remaining in the Reduction Space as of the Termination Date shall be deemed to be abandoned by Tenant, and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability to Tenant.

7. Asbestos.

(a) Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the locations identified in Exhibit B.

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(b) Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (i) of this Section 8 and understand that the purpose of such notification is to make Tenant, and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

Tenant’s Initials

(c) Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit B prior to the commencement of such activities. Nothing in this Section 8 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i) Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii) Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii) Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

8. Miscellaneous.

(a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors in interest.

(c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

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(d) Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(c) As amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

(f) Capitalized terms used herein and not otherwise defined shall have the meaning thereto ascribed in the Lease.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation

By:
	Name:	Charles Abdalian
Its:

LANDLORD:

ARE-MA REGION NO. 35, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
			Name:	Jackie Clem
			Its:	VP Real Estate Legal Affairs

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EXHIBIT A TO SECOND AMENDMENT

Plan of Premises as Amended

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EXHIBIT B TO LEASE

Notification Of The Presence Of Asbestos Containing Materials

This notification provides certain information about asbestos within or about the Premises at 101 Rogers Street, Cambridge, MA (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

An asbestos survey of the Building has determined that ACMs and materials that might contain asbestos, referred to as presumed asbestos-containing materials or PACMs, are present within or about the Premises. The surveys found ACMs and PACMs at the following location(s) in or about the Premises:

Material Description	Material Location

Sink basin coating	Second, third, and fourth floors

12” beige floor tile and mastic	Second floor, suite #208

Asphalt-based roofing (assumed below newer rubber membrane roof)	Throughout roof

The ACMs and PACMs described above were observed to be in good condition and may be managed in place. Because ACMs and PACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

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The O&M Program is available for review during regular business hours at Landlord’s office located at 700 Technology Square, Suite 302, Cambridge, MA 02139.